Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FORM

We consent to the incorporation by reference in this Current Report on Form 8-K of etrials Worldwide, Inc. of our report dated December 22, 2005, with respect to the consolidated financial statements of etrials Worldwide, Inc., included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-129314) and related proxy statement/prospectus of CEA Acquisition Corporation.

Ernst & Young LLP

Raleigh, North Carolina
February 10, 2006